UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607

(Address of principal executive offices, including Zip Code)

(813) 579-6213

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark weather the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

1347 Property Insurance Holdings, Inc. (the “Company,” or “we”), through its wholly owned subsidiary, Maison Insurance Company (“Maison”), has agreed upon the terms of its excess of loss catastrophe reinsurance program for the 2018 – 2019 treaty year beginning June 1, 2018 and ending May 31, 2019. The catastrophe excess of loss reinsurance program will reimburse Maison for losses under its insurance policies resulting from events affecting multiple policies. The counterparties to the reinsurance program are reinsurers that currently have an A.M. Best or Standard & Poors rating of A- or higher, a Moody’s rating of Aa3 or higher, or, absent such rating, have fully collateralized their maximum potential obligations in dedicated trusts.

Under our catastrophe excess of loss contracts we can recover up to $252 million in excess of a $10 million retention per occurrence. Each layer of the traditional catastrophe excess of loss contracts includes one reinstatement. We have purchased reinstatement premium protection contracts to fully indemnify us against the potential cost of reinstatement premiums. We have also obtained coverage that reduces our retention in multiple event scenarios through the purchase of three subsequent event contracts. The first subsequent event contract has an occurrence limit of $6 million, an occurrence retention of $4 million, and is subject to an otherwise recoverable amount of $6 million. The second subsequent event contract has an occurrence limit of $3 million, an occurrence retention of $1 million, and is subject to an otherwise recoverable amount of $6 million. Both of these subsequent event contracts include one prepaid reinstatement. The third subsequent event contract provides $10 million of additional reinstatement limit for first layer of the catastrophe program and attaches after the first reinstatement has been completely exhausted. Furthermore, for the Florida Hurricane Catastrophe Fund Reimbursement Contracts effective June 1, 2018, the Company has elected 45% coverage on its Florida exposures. The Company has also purchased per risk reinsurance having a retention of $0.6 million with a limit of $1.4 million.

The Company estimates that the total cost of its reinsurance program, inclusive of brokerage fees, will be approximately $34.2 million for the 2018-2019 treaty-year ($33.9 million for catastrophe excess of loss plus $0.3 million for per risk). Comparatively, the total cost for the Company’s 2017-2018 treaty-year reinsurance program expiring on May 31, 2018 was approximately $24.9 million. The estimated cost and amounts of the 2018-2019 reinsurance program are based on our current analysis of Maison’s exposure to catastrophic risk and will ultimately be determined based upon the exposures we insure as of September 30, 2018. From year-to-year, both the availability of reinsurance and the costs associated with the acquisition of reinsurance will vary. Any catastrophic event or multiple catastrophes could have a material adverse effect on the Company’s results of operations, financial condition and liquidity.

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: our limited operating history as a publicly traded company; our ability to obtain market share; our ability to access capital; changes in economic, business and industry conditions; legal, regulatory and tax developments; our ability to comply with regulations imposed by the states of Louisiana, Texas and Florida and the other states where we may do business in the future; Maison’s ability to meet minimum capital and surplus requirements; our ability to participate in take-out programs; our ability to expand our business to other states; the level of demand for our coverage and the incidence of catastrophic events related to our coverage; our ability to compete with other insurance companies; inadequate loss and loss adjustment expense reserves; effects of emerging claim and coverage issues; the failure of third party adjusters to properly evaluate claims or the failure of our claims handling administrator to pay claims fairly; investment losses; climate change and increasing occurrences of weather-related events; increased litigation in the insurance industry; non-availability of reinsurance; our ability to recover amounts due from reinsurers; the accuracy of models used to predict future losses; failure of risk mitigation strategies and/or loss limitation methods; Maison’s failure to maintain certain rating levels; our ability to establish and maintain an effective system of internal controls; the impact of our status as an “emerging growth company”; conflicts of interest between us and KFSI and its affiliates or between us and FGI and its affiliates; different interests of controlling stockholders; failure of our information technology systems, data breaches and cyber-attacks; the ability of our third-party policy administrator to properly handle our policy administration process; the requirements of being a public company; the success of our acquisition strategy; our ability to develop and implement new technologies; our ability to accurately price the risks that we underwrite; the amount of operating resources necessary to develop future new insurance policies; assumptions related to the rate at which our existing policies will renew; our status as an insurance holding company; the ability of our subsidiaries to pay dividends to us; our ability to attract and retain qualified personnel, including independent agents; the impact of tax reform; and restrictions imposed on our net operating loss carryforwards.

Our expectations may not be realized. If one of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof and do not necessarily reflect our outlook at any other point time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2018

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ John S. Hill
John S. Hill
Vice President and Chief Financial Officer